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                                                                   EXHIBIT 10.27

  FIRST AMENDMENT TO THE JANUARY 1, 1996 RESTATEMENT OF THE PINKERTON'S, INC.
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                      SUPPLEMENTAL RETIREMENT INCOME PLAN
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California Plant Protection adopted this Plan, effective October 1, 1987.
Effective January 1, 1996, the Plan was restated in its entirety. This First Amendment amends the Plan as follows:

     1. Section 4.4(b) is hereby amended by adding to the end of the section the following sentence:

     "Notwithstanding the foregoing, in the case of a Participant who is mandatorily retired pursuant to the Employer's mandatory retirement policy, the suspension of benefits shall only be applied to the benefit otherwise payable above the annual amount required by applicable law or regulation to permit a mandatory retirement policy (currently $44,000)."

     1. Section 6.2 is hereby amended by adding to the end of the section the following sentence:

     "Notwithstanding the foregoing, in the case of a Participant who is mandatorily retired pursuant to the Employer's mandatory retirement policy, the forfeiture shall only apply to benefits otherwise payable above the annual amount required by applicable law or regulation to permit a mandatory retirement policy (currently $44,000)."


EXECUTED at Encino, California, effective as of August 1, 1997.


                                PINKERTON'S, INC.

                                BY: /S/ DENIS R. BROWN
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                                    Denis R. Brown
                                    President and Chief Executive Officer